EXHIBIT 10.1
DIRECTORS FEES PLAN

CHEMUNG CANAL TRUST COMPANY

Deferred Directors Fee Plan

Any Director may elect from time to time that payment of all or any part of the annual retainer thereafter payable to him or her and that payment of all or any part of the fees thereafter earned by him or her for attendance at subsequent meetings of the full Board of Directors and at subsequent meetings of committees of the Board of Directors (such annual retainer and fees for attendance being hereinafter collectively referred to as "fees") be deferred on the following terms:

    ELECTION - All elections must be in writing and signed by the Director and must designate the time and manner of payment of all fees deferred pursuant thereto.

Provided such amendment is made before the year in which payment of deferred fees would have commenced under the Director's existing election, an election as to the time and manner of payment of deferred fees may be amended to further defer the commencement of payment or to extend the period of payment but no amendment may accelerate the commencement of payment or shorten the period of payment.

2) PERIOD OF ELECTIONS - Each election shall continue in effect as to all fees thereafter earned as above provided by the electing Director until revoked by written instrument signed by such Director.

3) SUCCESSIVE ELECTIONS - A Director who revokes an election may make a new election at any time thereafter as to fees to be so earned after such new election but the prior revoked election shall govern the time and manner of payment of all fees deferred pursuant thereto, except as otherwise specifically allowed hereunder.

4) ACCOUNTING FOR DEFERRED FEES - Deferred fees shall be a general unfunded liability of Chemung Canal Trust Company ("the Bank"). No separate fund shall be set aside or earmarked for their payment. Neither shall any Director have a right or security interest in any asset of the Bank and no trust or security interest shall be implied as a result thereof. A Director may designate, in increments of 10%, the compensation to be deferred, or compensation already deferred, to be allocated to a Memorandum Money Market or a Memorandum Unit Value Account, or a combination of such accounts, provided, however, that effective October 1, 1997, amounts allocated to the Memorandum Unit Value Account as of October 1, 1997 or thereafter and earnings thereon may not thereafter be transferred to the Memorandum Money Market Account. Any change in such designation may be made no later than the last day of each March, June, September and December during the deferral period to be effective on the date next following such notification that compensation would have been paid in accordance with the Bank's normal practice but for the election to defer.

    Memorandum Money Market Account - A memorandum account shall be kept of the deferred fees by each Director with the balance in said memorandum account to be credited with interest compounded quarterly on the average balance during each such calendar quarter at a rate during each calendar quarter equal to the Applicable Federal Rate for short-term debt instruments as computed and published by the Internal Revenue Service for the month immediately preceding the calendar quarter for which the interest computation is being made.

    Memorandum Unit Value - The amount, if any, in or allocated to the Director's deferred compensation Unit Value Account on the dates compensation would have been paid in accordance with the Bank's normal practice but for the election to defer, shall be expressed in units on a quarterly basis, the number of which shall be calculated as of the last trading day of each quarter and shall be equal to the sum of the quarterly retainer received by the Director in such quarter divided by the closing bid price for shares of the Bank's Common Stock (hereinafter referred to as "Market Value") on such date. On each date that the Bank pays a regular cash dividend on shares of its Common Stock outstanding, the Director's account shall be credited with a number of units equal to the amount of such dividend per share multiplied by the number of units in the Director's account on such date divided by the Market Value on such dividend date. The value of the units in the Director's Unit Value Account on any given date shall be determined by reference to the Market Value on such date. For the purposes of this Plan, the term "Bank Common Stock" shall mean the common stock of Chemung Financial Corporation, the parent company of Chemung Canal Trust Company. If a valuation date shall not be a trading day, the Market Value on such valuation date shall be deemed to be the Market Value on the trading day next preceding such date.

    Recapitalization - The number of units in the Director's Unit Value Account shall be proportionally adjusted for any increase or decrease in the number of issued shares of Common Stock of the Bank resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Bank, or any distribution or spin-off of assets (other than cash to the stockholders of the Bank).

5) TIME OF PAYMENT - At the election of an electing Director, deferred fees shall be paid to him or her, or payment thereof to him or her, shall commence either:

    at a specified age, or
    at a specified time, or

    at the termination of his or her services as a Director; provided, however, that payment must be made or commenced not later than the year in which the Director attains the age of 72 years, and provided further that except in the case of death, retirement or disability, no payment from a Unit Value Account shall be made until at least six (6) months after the last credit of units to the Account.

6) MANNER OF PAYMENT - A Director may elect to receive the compensation deferred under the plan in either (a) a lump sum, or (b) a number of annual installments as specified by the Director on the election form. All amounts distributed to a Director, his or her personal representatives or beneficiaries in the Director's Money Market Account shall be paid in cash and, effective October 1, 1997, all amounts in the Director's Unit Value Account shall be paid in the form of shares of the Bank's Common stock.

7) DEATH - At the death of an electing Director, the entire balance of his or her account shall be paid in a lump sum to his or her personal representatives or, if the Director has named a beneficiary and such beneficiary survives the Director, in a lump sum or in installments of not more than 10 years as the Board of Directors may determine after consultation with the beneficiary.

8) TOTAL AND PERMANENT DISABILITY - Upon the request of an electing Director, together with satisfactory proof of his or her total and permanent disability, the Board of Directors may direct the payment of the entire balance of his or her account to the Director or the commencement of installment payments to him or her.

9) TRANSFER, PLEDGE OR SEIZURE - Title to deferred fees shall not vest in a Director until actual payment thereof is made by the Bank in accordance with the provisions of this Plan. A Director may not transfer, assign, pledge, hypothecate or encumber in any way any interest in such deferred fees prior to the actual receipt thereof. If a Director attempts to transfer, assign or encumber any interest in his or her deferred fees, or any part thereof, prior to the payment or distribution thereof to him or her, or if any transfer or seizure of such deferred fees is attempted to be made or brought about through the operation of any bankruptcy or insolvency law or other legal procedure, the rights of the Director taking such action or concerned therein or affected thereby or who would, but for this provision, be entitled to receive such deferred fees, shall forthwith and ipso facto terminate and the Bank may thereafter, in its absolute discretion at such time or times and in such manner as it deems proper, cause the whole or any part of the balance of the Director's account to be paid to any person or persons, including any spouse or child of the Director, as the Bank in its uncontrolled discretion shall deem advisable.

10) AMENDMENT OR REPEAL - This Plan may be amended or repealed in whole or in part at any time by the Bank, but no such amendment or repeal shall alter the time or manner of the payment of fees, the payment of which has theretofore been deferred pursuant hereto, except as expressly allowed herein.